CDI Corp. Reports First Quarter 2014 Results

PHILADELPHIA, May 7, 2014 /PRNewswire/ -- CDI Corp. (NYSE: CDI) (the "Company") today reported results for the first quarter ended March 31, 2014.

First Quarter Highlights

  Revenue of $276.3 million, an increase of 2.5% versus first quarter 2013
  Gross profit margin of 18.4% versus 18.6% for first quarter 2013
  Operating profit of $4.7 million for first quarter 2014 including a pre-tax restructuring charge of $0.4 million and pre-tax charges associated with CEO separation of $0.7 million; first quarter 2013 operating profit was $4.9 million
  Earnings per diluted share of $0.10 versus $0.13 for first quarter 2013; first quarter 2014 results include a restructuring charge of $0.01 per diluted share and charges associated with CEO separation of $0.04 per diluted share, as described below

For the first quarter of 2014, the Company reported revenue of $276.3 million, an increase of 2.5% versus the prior-year first quarter. The Company reported first quarter 2014 operating profit of $4.7 million compared to operating profit of $4.9 million in the prior-year first quarter. The Company reported first quarter 2014 net income of $2.0 million, or $0.10 per diluted share, versus net income of $2.5 million, or $0.13 per diluted share, in the prior-year first quarter.

In the first quarter of 2014, the Company recorded an aggregate $0.9 million charge to net income (or $0.04 per diluted share) related to the CEO separation that included (i) a $0.7 million pre-tax charge to operations associated with the CEO's separation arrangement ($0.4 million after-tax, or $0.02 per diluted share) and (ii) an additional $0.5 million charge for the write-off of certain deferred tax assets associated with the CEO's forfeiture of outstanding equity awards (or $0.02 per diluted share). Also included in first quarter 2014 results is a pre-tax restructuring charge of $0.4 million ($0.2 million after-tax, or $0.01 per diluted share) related to the Company's restructuring announced in December 2013.

"We are pleased with our first quarter year-over-year revenue growth, including double digit gains in the OGC and AIE verticals and in the UK staffing business. We continue to face revenue challenges in our government-related businesses, as well as in MRI and non-program staffing. Additionally, sales to our largest customer remain significantly below year-ago levels," said CDI Interim CEO and President, Robert Larney. "We continue to focus on improving gross margins throughout our operations. Our overhead costs are under control as we execute our previously announced restructuring plan. Based on our current outlook, we anticipate higher revenues and profit for CDI throughout the remainder of 2014."

Business Segment Discussion

The Company's Global Engineering and Technology Solutions segment (GETS) reported a 5.4% increase in first quarter revenue to $82.3 million when compared to the prior-year quarter. Revenue rose in the Oil, Gas & Chemicals (OGC), Aerospace & Industrial Equipment (AIE), and Hi-Tech verticals although gains were partially offset by continued revenue challenges in the infrastructure and government services businesses, both reported in "Other." Operating profit was $1.6 million versus $1.9 million in the prior-year quarter. GETS operating profit in first quarter 2014 includes $0.3 million of restructuring charges.

The Company's Professional Staffing Services segment (PSS) reported a 1.7% revenue increase in the first quarter to $180.1 million when compared to the prior-year first quarter. Revenue increases in OGC, AIE and "Other" were partially offset by a decline in Hi-Tech. PSS operating profit was flat versus the prior-year first quarter.

Management Recruiters International, Inc. (MRI) first quarter revenue decreased 3.1% to $13.9 million compared to the prior-year first quarter, driven by declines in both contract staffing and royalty and franchise fee income. MRI's first quarter operating profit was $1.3 million compared to $1.6 million in the prior-year first quarter.

Business Outlook

The Company anticipates revenues for the second quarter of 2014 in the range of $268 million to $276 million, compared to $263.4 million in the prior-year second quarter.

Conference Call

At 11:00 a.m. Eastern Time today, Robert Larney, Interim President & CEO and CFO, will host a conference call to discuss the 2014 first quarter results and business outlook. The call can be accessed live, via the Internet, at www.cdicorp.com.

About CDI

CDI Corp. (NYSE:CDI) is an integrated, market-leading engineering and technology services firm providing differentiated, client-focused solutions in select global industries. CDI provides global engineering and technology solutions and professional staffing services through its global business operations. The Company also provides staffing services through its franchised Management Recruiters International, Inc. (MRI) operating unit. Learn more at www.cdicorp.com.

Caution Concerning Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address expectations or projections about the future, including, but not limited to, statements about our future financial results, are forward-looking statements. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions that are difficult to predict. Because these forward-looking statements are based on assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual outcomes and results may differ materially from what is expressed in these forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: the inability to successfully execute on our CEO leadership transition, our strategic plan or the realignment announced in December 2014; weakness in general economic conditions and levels of capital spending by clients in the industries we serve; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of our clients' capital projects or the inability of our clients to pay our fees; the termination or non-renewal of a major client contract or project; delays or reductions in government spending, including the impact of sequestration on U.S. government defense spending; credit risks associated with our clients; competitive market pressures; the availability and cost of qualified personnel; our level of success in attracting, training and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations including the impact of healthcare reform laws and regulations; the possibility of incurring liability for our business activities, including the activities of our temporary employees; our performance on client contracts; negative outcome of pending and future claims and litigation; and government policies, legislation or judicial decisions adverse to our businesses. More detailed information about these and other risks and uncertainties may be found in our filings with the SEC, particularly in the "Risk Factors" section of our Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of our Form 10-Ks and Form 10-Qs. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update such statements, whether as a result of new information, future events or otherwise, except as required by law.

Financial Tables Follow

CDI CORP. AND SUBSIDIARIES (Amounts in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,
Consolidated Statements of Income:	2014	2013

Revenue	$276,272	$269,466
Cost of services	225,509	219,315
Gross profit	50,763	50,151
Operating and administrative expenses (1)	45,708	45,238
Restructuring and other related costs (2)	370	—
Operating profit	4,685	4,913
Other income (expense), net	(82)	(51)
Income before income taxes	4,603	4,862
Income tax expense (1)	2,562	2,309
Net income	2,041	2,553
Less: Income attributable to the noncontrolling interest	4	62
Net income attributable to CDI (1)	$2,037	$2,491

Earnings per common share:
Basic	$0.10	$0.13
Diluted	$0.10	$0.13
Weighted-average shares outstanding - Basic	19,507	19,378
Weighted-average shares outstanding - Diluted	19,803	19,723

Selected Balance Sheet Data:	March 31, 2014	December 31, 2013

Cash and cash equivalents	$6,157	$45,479
Accounts receivable, net	267,042	230,613
Total current assets	293,164	291,227
Total assets	406,673	405,807
Total current liabilities	105,788	103,236
Total CDI shareholders' equity	282,813	284,308

	Three months ended
	March 31,
Selected Cash Flow Data:	2014	2013

Net cash used in operating activities	$40,753	$21,620
Depreciation and amortization	2,690	2,561
Capital expenditures	2,296	1,093
Dividends paid to shareholders	2,536	—

	Three Months Ended
	March 31,
Selected Other Financial Data:	2014	2013

Gross profit margin	18.4%	18.6%
Operating and administrative expenses as a percentage of revenue	16.5%	16.8%
Operating profit margin	1.7%	1.8%
Effective income tax rate	55.7%	47.5%
Pre-tax return on net assets (3)	7.6%	11.6%

	Three Months Ended
	March 31,
Selected Segment Data:	2014	2013

Global Engineering and Technology Solutions (GETS)
Revenue:
Oil, Gas and Chemicals (OGC)	$32,543	$29,650
Aerospace and Industrial Equipment (AIE)	19,846	16,869
Hi-Tech	7,910	7,621
Other	21,955	23,897
Total revenue	$82,254	$78,037
Gross profit	$22,400	$21,524
Gross profit margin	27.2%	27.6%
Operating profit (2)	$1,556	$1,880
Operating profit margin	1.9%	2.4%

Professional Staffing Services (PSS)
Revenue:
Oil, Gas and Chemicals (OGC)	$45,063	$33,342
Aerospace and Industrial Equipment (AIE)	19,917	18,917
Hi-Tech	60,134	71,994
Other	55,025	52,855
Total revenue	$180,139	$177,108
Gross profit	$21,946	$22,270
Gross profit margin	12.2%	12.6%
Operating profit	$6,145	$6,165
Operating profit margin	3.4%	3.5%

Management Recruiters International (MRI)
Revenue:
Contract Staffing	$11,072	$11,236
Royalties and Franchise Fees	2,807	3,085
Total revenue	$13,879	$14,321
Gross profit	$6,417	$6,357
Gross profit margin	46.2%	44.4%
Operating profit	$1,260	$1,629
Operating profit margin	9.1%	11.4%

_________________________
(1)

In the first quarter of 2014, the Company recorded an aggregate $0.9 million charge to net income related to the separation of the CEO that was comprised of a $0.7 million pre-tax charge ($0.4 million after tax) to operations and an additional $0.5 million charge to income tax expense for the write-off of certain deferred tax assets related to the forfeiture of outstanding equity awards.

(2)

In the first quarter of 2014, the Company recorded an aggregate charge of $0.4 million (including $0.3 million to GETS) to "Restructuring and other related costs" in the consolidated statement of operations related to the 2013 restructuring plan initiated in December 2013.

(3)

Pre-tax return on net assets is calculated as earnings before income taxes for the prior 12 consecutive months divided by the average of the corresponding beginning and ending period net assets. Net assets include total assets minus total liabilities excluding cash and cash equivalents, income tax accounts and debt.

CONTACT: Vincent Webb, Vice President, Investor Relations, 215-636-1240, Vince.Webb@cdicorp.com